Exhibit 10.3

INCENTIVE PLAN OF CARRIZO OIL & GAS, INC.

Seventh Amendment

Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), having reserved the right under Section 13 of the Incentive Plan of Carrizo Oil & Gas, Inc. (the “Plan”), to amend the Plan for any purpose permitted by law, does hereby amend the Plan as set forth below.

The Plan is hereby amended, effective May 23, 2006, to increase the aggregate number of shares of the Company’s common stock available for issuance under the Plan by deleting the number “2,350,000” from Section 5 of the Plan and replacing said number with the number “2,800,000.”

IN WITNESS WHEREOF, this Amendment has been executed effective as of May 23, 2006.

CARRIZO OIL & GAS, INC.

/s/ Paul F. Boling
Paul F. Boling
Vice President, Chief Financial Officer, Secretary and Treasurer